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                                                                     Exhibit 5.2


                      Letterhead of Reliant Resources, Inc.


                                                        December 10, 2003


         Re:    Reliant Resources, Inc.
                Registration Statement on Form S-3

Ladies and Gentlemen:

         I am Vice President and Associate General Counsel of Reliant Resources, Inc., a Delaware corporation (the "Company"), and I am authorized by the Company to execute and deliver this opinion.

         I have acted as counsel to the Company and the subsidiaries of the Company listed on Schedule I hereto (the "Subsidiaries" and together with the Company, the "Reliant Parties"), in connection with the Registration Statement on Form S-3, Registration No. 333-107296 (the "Registration Statement") filed on July 24, 2003 by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $3,500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company:

         (i) senior secured, senior unsecured or subordinated debt securities of the Company, in one or more series (the "Debt Securities"), which may be issued under the Senior Secured Indenture, proposed to be entered into between the Company and Wilmington Trust Company, as trustee, the Senior Unsecured Indenture, proposed to be entered into between the Company and Wilmington Trust Company, as trustee, and the Subordinated Indenture, proposed to be entered into between the Company and Wilmington Trust Company, as trustee, respectively, each filed as an


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Reliant Resources, Inc.
December 10, 2003
Page 2


                  exhibit to the Registration Statement (collectively, the "Indentures" and each trustee, a "Trustee");

         (ii) guarantees by one or more of the Subsidiaries (the "Guarantees") of Debt Securities issued from time to time by the Company,

         (iii) shares of preferred stock of the Company, $0.001 par value per share (the "Preferred Stock"), in one or more series;

         (iii) shares of common stock of the Company, $0.001 par value per share (the "Common Stock");

         (iv) warrants of the Company (the "Warrants") to purchase any combination of the Company's or any other entity's debt securities, common stock, preferred stock or other securities as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent to be named; and

         (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities").

         The Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         I, or attorneys under my supervision, have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including:

         (i) the Registration Statement, as amended through the date hereof, relating to the Offered Securities;

         (ii)     the forms of the Indentures;

         (iii) the certificate of formation, certificate of incorporation, partnership agreement, limited liability company agreement and the by-laws, as the case may be, as amended or restated to the date hereof, of each Reliant Party,


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Reliant Resources, Inc.
December 10, 2003
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         (iv)     certain corporate, partnership and limited liability company records, as the case may be, of each Reliant Party,

         (v) certificates of public officials and of representatives of each Reliant Party,

         (vi)     statutes, and

         (vii) other instruments and documents, as a basis for the opinions hereinafter expressed.

         In my examination of the agreements, other instruments and documents in connection with the opinions expressed herein, I have assumed, without independent investigation, (i) the due execution and delivery pursuant to due authorization on behalf of the parties thereto, other than the Reliant Parties,
(ii) the genuineness of all signatures, other than signatures of officers and agents of the Reliant Parties, and (iii) the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as certified, conformed or photostatic copies. I have assumed that the Indentures will be duly authorized, executed and delivered by the Trustees and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the Trustees.

         I am qualified to practice law in the State of Texas, and do not hold myself out as an expert on, or express any opinion herein concerning, the laws of any jurisdiction other than the existing laws of the State of Texas, the General Corporation Law of the State of Delaware, and applicable Federal laws of the United States. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

         Based upon and subject to the foregoing, I am of the opinion that:

         With respect to Guarantees of any series of Debt Securities issued by any Subsidiary (the "Offered Guarantees"), when:

         (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

         (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

         (iii) if the Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto;


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Reliant Resources, Inc.
December 10, 2003
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         (iv)     each Reliant Party has taken all necessary action, corporate or other, to approve the issuance and terms of the Offered Guarantees and related matters;

         (v) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the operative documents of any Reliant Party or result in a default under or breach of any agreement or instrument binding upon any Reliant Party and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the any Reliant Party and the applicable Trustee;

         (vi) the applicable Indenture has been duly authorized, executed and delivered by the parties thereto; and

         (vii) the Offered Guarantees have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and duly issued in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Guarantees, when issued in accordance with the applicable Indenture and the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of each of the Subsidiaries, enforceable against each of the Subsidiaries in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

         I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to myself under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                             Very truly yours,

                                             /s/ PAUL S. CASTANON


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                                                                      Schedule I


"Subsidiaries" means:

GuideStreet, Inc.
Insync Internet Services, Incorporated
Orion Power Holdings, Inc.
Reeves County Land Associates, LLC
Reliant Energy Arrow Canyon, LLC
Reliant Energy Atlantic, LLC
Reliant Energy Aurora Development, LLC
Reliant Energy Aurora Holding, LLC
Reliant Energy Bighorn, LLC
Reliant Energy Broadband, Inc.
Reliant Energy California Holdings, LLC
Reliant Energy CapTrades Holding Corp.
Reliant Energy Choctaw County, LLC
Reliant Energy Communications, Inc.
Reliant Energy Construction, LLC
Reliant Energy Coolwater, Inc.
Reliant Energy Corporate Services, LLC
Reliant Energy Customer Care Services, LLC
Reliant Energy Deer Park, Inc.
Reliant Energy Desert Basin, LLC
Reliant Energy Development Services, Inc.
Reliant Energy Electric Solutions, LLC
Reliant Energy Ellwood, Inc.
Reliant Energy Equipment Company, LLC
Reliant Energy Erie West, LLC
Reliant Energy Etiwanda, Inc.
Reliant Energy Florida Holdings, LLC
Reliant Energy Funding, LLC
Reliant Energy Gas Storage, LLC
Reliant Energy Gilbert, LLC
Reliant Energy Hunterstown, LLC
Reliant Energy Indian River, LLC
Reliant Energy Key/Con Fuels, LLC
Reliant Energy Mandalay, Inc.
Reliant Energy Mid-Atlantic Development, Inc.
Reliant Energy Net Ventures, Inc.
Reliant Energy New Smyrna Beach, LLC
Reliant Energy Northeast Generation, Inc.
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Ormond Beach, Inc.

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Reliant Energy Osceola, LLC
Reliant Energy Partsco, LLC
Reliant Energy Portland, LLC
Reliant Energy Power Generation, Inc.
Reliant Energy Power Operations I, Inc.
Reliant Energy Power Operations II, Inc.
Reliant Energy Renewables Atascocita GP, LLC
Reliant Energy Renewables Baytown GP, LLC
Reliant Energy Renewables Blue Bonnet GP, LLC
Reliant Energy Renewables Coastal Plains GP, LLC
Reliant Energy Renewables Conroe GP, LLC
Reliant Energy Renewables Fort Worth GP, LLC
Reliant Energy Renewables Holdings II, LLC
Reliant Energy Renewables Security GP, LLC
Reliant Energy Renewables, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Retail Services, LLC
Reliant Energy Sabine (Delaware), Inc.
Reliant Energy Sabine (Texas), Inc.
Reliant Energy Services Desert Basin, LLC
Reliant Energy Services International, Inc.
Reliant Energy Services New Mexico, LLC
Reliant Energy Services, Inc.
Reliant Energy Seward, LLC
Reliant Energy Shelby Development Corp.
Reliant Energy Shelby Holding Corp.
Reliant Energy Signal Peak, LLC
Reliant Energy Solutions, LLC
Reliant Energy Solutions California, Inc.
Reliant Energy Solutions East, LLC
Reliant Energy Solutions Holdings, LLC
Reliant Energy Solutions West, LLC
Reliant Energy Titus, LLC
Reliant Energy Trading Exchange, Inc.
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
Reliant Energy Winter Haven, LLC
Reliant Resources International Services, Inc.
ReliantEnergy.com, Inc.
Reliant Energy Europe Trading & Marketing, Inc.
Reliant Energy Services Mid-Stream, LLC
StarEn Power, LLC
Texas Star Energy Company
Reliant Energy Aurora I, LP
Reliant Energy Aurora II, LP
Reliant Energy Aurora, LP

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Reliant Energy Renewables Atascocita, LP
Reliant Energy Renewables Baytown, LP
Reliant Energy Renewables Blue Bonnet, LP
Reliant Energy Renewables Coastal Plains, LP
Reliant Energy Renewables Conroe, LP
Reliant Energy Renewables Fort Worth, LP
Reliant Energy Renewables Security, LP
Reliant Energy Shelby County II, LP
Reliant Energy Shelby County, LP
Reliant Energy Shelby I, LP
Reliant Energy Shelby II, LP